UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

CROWN PROPTECH ACQUISITIONS

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40017	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

40 West 57th Street, 29thFloor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 796-4796

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, par value $0.0001	CPTKW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 of this Current Report on Form 8-K with respect to the Amended Charter (as defined below) is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 9, 2026, Crown PropTech Acquisitions, a Cayman Islands exempted company (the “Company”), held an Extraordinary General Meeting of shareholders (the “Extraordinary General Meeting”). As of the close of business, Eastern Time, on February 13, 2026, the record date for the Extraordinary General Meeting, there were 7,391,806 ordinary shares of the Company, consisting of 491,806 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and 6,900,000 Class B ordinary shares, par value $0.0001 per share, issued and outstanding and entitled to vote at the Extraordinary General Meeting, 88.1% of which were represented in person or by proxy, constituting a quorum to conduct business.

The shareholders approved, by special resolution, the proposal to amend and restate the Company’s Fifth Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) to extend the date by which the Company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”), (2) cease all operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A Ordinary Shares included as part of the units sold in the Company’s initial public offering that was consummated on February 11, 2021, from March 11, 2026 to March 11, 2027 (the “Extension Proposal”).

As there were sufficient votes to approve the Extension Proposal, the “Adjournment Proposal” described in the definitive proxy statement of the Company, filed with the Securities and Exchange Commission on February 27, 2026, was not presented to shareholders.

The following is a tabulation of the votes with respect to the Extension Proposal, which was approved by the Company’s shareholders:

Approval of Extension Proposal

Votes For	Votes Against	Abstentions
6,513,442	0	0

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 7,984 shares of the Company’s Class A Ordinary Shares exercised their right to redeem their shares for approximately $11.84 per share of the funds held in the Company’s trust account, leaving approximately $5.7 million in cash in the trust account and 483,822 shares of the Company’s Class A Ordinary Shares outstanding after satisfaction of such redemptions.

In connection with the Extraordinary General Meeting, the Company and CIIG Management III LLC entered into non-redemption agreements with unaffiliated third-party shareholders of the Company in exchange for such shareholders agreeing to not redeem (or validly rescind any redemption requests on) an aggregate of 461,146 Class A Ordinary Shares.

Under Cayman Islands law, the Amended Charter took effect upon approval of the Extension Proposal. Accordingly, the Company now has until March 11, 2027, to consummate its initial business combination. The foregoing description is qualified in its entirety by reference to the Sixth Amended and Restated Memorandum and Articles of Association, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

3.1	Sixth Amended and Restated Memorandum and Articles of Association of Crown PropTech Acquisitions

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2026

CROWN PROPTECH ACQUISITIONS

By:	/s/ Michael Minnick
Name:	Michael Minnick
Title:	Chief Executive Officer

3